UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 17, 2014, William P. Sullivan, President and Chief Executive Officer (“CEO”) of Agilent Technologies, Inc. (the “Company” or “Agilent”), notified the Company that he will retire as CEO of the Company and as a member of the Company’s Board of Directors (“Board”) on March 18, 2015 and as President on September 17, 2014. From March 18, 2015 through October 31, 2015, Mr. Sullivan is expected to continue his employment with the Company as a senior advisor.
(c) On September 17, 2014, the Board appointed Michael McMullen, age 53 and a Senior Vice President of the Company, as President and Chief Operating Officer. Upon Mr. Sullivan’s retirement, the Board intends to appoint Mr. McMullen as CEO. The Company also intends to nominate Mr. McMullen to the Board in anticipation of Mr. Sullivan’s retirement. Since joining Agilent in 1984, Mr. McMullen has served in a series of progressively more responsible general management positions and has served as Senior Vice President, Agilent and President of Agilent’s Chemical Analysis Group since 2009.
The Company issued a press release on September 17, 2014 announcing Mr. Sullivan’s plan of retirement and the appointment of Mr. McMullen as President and Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated September 17, 2014, announcing management changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 17, 2014, announcing management changes

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